Exhibit 10.20
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 as Amended.
AMENDED SUPPLY AGREEMENT
     This Amended And Restated Supply Agreement is effective as of May 12, 2008 (the “Effective Date”) by and between Endwave Corporation (“Buyer”) and Northrop Grumman Space & Mission Systems Corp., acting through its Space Technology sector (“NGST”).
     Whereas, Endwave and NGST entered into a Supply Agreement with an effective date of June 30, 2006, which is being amended and superseded by this Amended and Restated Supply Agreement as of the Effective Date;
     Whereas, Buyer desires to purchase and NGST desires to provide, the Products as specified in Exhibit A to this Agreement and the parties desire to define the terms and conditions under which the same will be furnished;
     Now, Therefore, in consideration of the foregoing, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
ARTICLE 1
Definitions and Priority
     1.1 Definitions: The following words and phrases shall have the meanings set forth below:

Agreement:	This Supply Agreement between NGST and Buyer including the following Exhibits, attached hereto and made a part hereof:

	Exhibit A:	List of Products and Services
	Exhibit B:	List of Deliverables, Quantity Commitments, and Buyer’s Site
	Exhibit C:	Buffer Inventory
	Exhibit D:	(Document [*])

Buffer Inventory:	Defined in Section 5.5.

Contract Price:	Defined in Section 4.1.

Delivery Date(s):	The date on which a Product leaves the NGST Plant.

NGST Plant:	Each of the factories or establishments of NGST and its suppliers located in the United States.

Products:	The products and services described in Exhibit A to be supplied by NGST.

Site:	Buyer’s facility or other location identified in Exhibit B as the destination to which transportation is to be arranged for deliverable items.

Term:	Defined in Article 3.
     1.2 Priority: In case of any inconsistencies between this Agreement and any of the Exhibits, the text of this Agreement shall prevail.
ARTICLE 2
Subject Matter of Supply; Requirements; Use of Products
     2.1 Supply: NGST hereby agrees to sell to Buyer and Buyer hereby agrees to buy from NGST, on and subject to the terms and conditions contained in this Agreement, the Products listed in Exhibit A. During the Term, Buyer may elect to purchase optional Products as described in Exhibit A under the terms and conditions set forth in this Agreement. To the extent that Buyer wishes to purchase more than the maximum quantities of the Products as provided in Exhibit B, NGST may, but is under no obligation to, provide Buyer such excess quantities. For the purchase of products not described by this Agreement (including Exhibit A), a separate purchase order shall be used by Buyer and the parts will be subject to the terms and conditions of this Agreement.
     2.2 Use of Products: Buyer understands and agrees that the Products to be sold by NGST hereunder are neither designed nor warranted for use in medical devices with life support functions, safety equipment (or similar applications where component failure would result in loss of life or physical harm), and military or space applications or environments. Any use of Products in these applications or environments is at Buyer’s sole and exclusive risk.
ARTICLE 3
Effective Date and Term
     This Agreement shall be effective and binding on the parties as of the Effective Date and shall remain in force and effect until April 30, 2009, unless the parties choose to extend the Term of this Agreement (the period between the Effective Date and the termination of this Agreement shall be hereinafter referred to as the “Term”).
ARTICLE 4
Contract Price, Taxes
Transportation, Expenses and Charges
     4.1 Price: Buyer shall pay to NGST, as and for the performance of NGST’s obligations hereunder, the prices for Products stated in Exhibit A in accordance with the provisions of Article 5. The aforementioned price is hereinafter referred to as the “Contract Price.”
     4.2 Taxes: All taxes (excluding income, but including stamp, withholding, value added and turnover taxes), duties, fees, charges, or assessments of any nature levied by any governmental authority in connection with this transaction, whether levied against Buyer or
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

NGST, or employees of NGST as a result of Products provided by NGST under this Agreement, shall be for Buyer’s account and shall be paid directly by Buyer to the governmental authority concerned. If NGST is required by law or otherwise to pay any such levy and/or fines, penalties, or assessments in the first instance, or as a result of Buyer’s failure to comply with any applicable laws or regulations governing the payment of such levies by Buyer, as NGST’s exclusive remedy for claims under this Section 4.2, the amount of any payments so made by NGST shall be reimbursed by Buyer to NGST upon submission of NGST’s invoices and written documentation justifying NGST’s invoices.
     4.3 Transportation Expenses: Buyer shall pay for all expenses of handling, freight, in-transit insurance, and other transportation expenses including, without limiting the foregoing, all special handling charges for air shipment incurred in connection with the delivery of Products from the NGST Plant to the Site. Buyer will provide NGST with a common carrier account number for NGST’s use hereunder.
ARTICLE 5
Orders, Forecasts, and Buffer Inventory
     5.1 Orders: Buyer shall use purchase orders or scheduling agreements to order Products or to specify subsequent changes to Products, which reference this Agreement and which specify the part number, quantity, mutually agreed upon per unit price, desired Delivery Date(s) and shipping site for Products (the “Order”). Any such Order shall not contain any preprinted or written terms and conditions, and, to the extent that it does, Buyer and NGST hereby agree that such terms and conditions of sale shall be superseded by the terms and conditions contained in this Agreement shall govern any sale between the parties regarding the Products.
     5.2 Acceptance of Orders: NGST shall give Buyer written acknowledgment of its receipt and notice of its acceptance or rejection of any Order within [*] days after receipt of such Order. If NGST rejects any Order, it shall specify in such notice the reasons for rejection and the conditions upon which it would consider accepting the Order. NGST shall use reasonable commercial efforts to accept and supply all Orders for Products which Buyer submits hereunder, and unless otherwise agreed, NGST shall deliver Products so ordered on or before the Delivery Dates specified in each Order. Notwithstanding the foregoing, NGST shall have no obligation to accept and shall not be deemed to have accepted unless specifically accepted in writing, any Order (i) for any Products not listed in Exhibit A hereto or revisions thereof; (ii) for any quantity of Products in excess of the quarterly maximum quantities specified in Exhibit B hereto or revisions thereof; or (iii) that does not comply with Sections 5.3 and/or 5.4. The parties’ key contacts for management of Orders shall be:
     Endwave:      [*]
     NGST:          [*],
     5.3 Forecast Orders: Commencing on the Effective Date and thereafter on a mutually agreed upon business day of each week during the Term hereof, Buyer shall submit to NGST a rolling, written forecast of its best estimate of its requirements for Products during the next succeeding [*] week period. Unless otherwise agreed by the parties, the forecast shall be in
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the form of an Email file attachment and shall represent a firm, non-cancelable Order for Products from Buyer for the first [*] weeks of each such forecast period, and Buyer’s best estimates of its requirements for Products for the balance of the forecast period. The weekly Forecast Order shall list separately for each week during the period covered by the forecast the amounts of Products which Buyer expects to purchase during such period by Product part numbers, quantities of Products, and Delivery Dates or the shipment week. Buyer may request an increase in Product quantity to its [*] Order or request that NGST expedite the quantity of specific Products within the [*] window, subject to NGST’s acceptance. Buyer’s Product and delivery requirements for Weeks [*], inclusive, of each forecast represent Buyer’s best estimate of its Product needs for that period, are for planning purposes only, and are non-binding on Buyer or NGST. As part of its acceptance of an Order as set out in Section 5.2 above, NGST shall provide Buyer a written shipment plan (‘Shipment Plan’), within [*] business days of receiving Buyer’s weekly Forecast Order.
     5.4 Forecast Delivery:
          5.4.1 Shipping Process: Buyer is responsible for shipping documentation with each Order which verifies the shipping destination, purchase order number, Buyer and NGST part identification numbers, quantity, unit and total values of each part. NGST has agreed to prepare the shipping documentation on behalf of Buyer at the same time a shipment is boxed. NGST will email the shipping documentation to Buyer for review, signature, and return to NGST. If the shipping documentation is not signed and returned to NGST via Email or FAX by close of business Friday of any week in which a shipment is scheduled, then NGST may ship the Order to Buyer’s Diamond Springs facility. Prior to shipping to Diamond Springs, NGST will alert and elevate the request for signed shipping documents to Buyer Management and provide Buyer one business day to remedy the situation. This default Delivery location will preserve the continuity of the parties’ Forecast Order schedule.
          5.4.2 Changes: Pending availability of Products, Buyer may accelerate deliveries of Products from the date stated in Buyer’s initial Order forecast. NGST may fill the requested increase from either NGST’s existing inventory or from the Buffer Inventory. If NGST elects to use the Buffer Inventory, NGST will notify Buyer of such buffer draw-down with the transmission of the next Shipment Plan. Upon such notification, Buyer may instruct NGST to either re-build parts back up to the initial buffer inventory level as described in Exhibit C, or permanently lower the buffer inventory level for the affected part(s). Unless otherwise directed in writing within [*] business days that such use of buffer inventory constitutes a permanent draw-down of Buffer Inventory by Buyer, NGST shall replenish Buffer Inventory as soon as practicable. NGST will promptly notify Buyer if it is unable to accelerate the delivery of Products as requested by Buyer.
     5.5 Establishment and Use of Buffer Inventory: NGST shall establish and maintain an inventory of the Products identified in Exhibit A in the quantities set forth in Exhibit C (“Buffer Inventory”). NGST shall insure that [*] of the Buffer Inventory for each Product is available for shipment within [*] business days of NGST’s receipt of Buyer’s written Order therefor; the remaining [*] of the Buffer Inventory for each Product shall be available for delivery by NGST to Buyer within [*] days of Buyer’s Order therefore, unless otherwise used as a result of drawdown in accordance with the provisions of Section 5.4.2.
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     5.6 Purchase of Buffer Inventory: Upon expiration of the Term, Buyer shall purchase all Products remaining in the Buffer Inventory at the Contract Price promptly upon receipt of NGST’s invoice; provided, however that if, in any [*] day period during the Term, Buyer fails to purchase a minimum of [*] of an individual Product’s Buffer Inventory level, Buyer shall purchase the entire Buffer Inventory of that Product at the Contract Price promptly upon receipt of NGST’s invoice.
ARTICLE 6
Payment
     Payment for Products shall be [*] days from the date of NGST’s invoice. Payment of other charges, if any, provided for in this Agreement shall be due and payable with immediately available funds within [*] days after the date of NGST’s invoice therefor. Payment shall be made by electronic funds transfer (EFT) to NGST’s account of immediately available funds as follows:
[*]
[*]
[*]
[*]
[*]
ARTICLE 7
Shipment, Title, and Risk of Loss; Export of Products
     7.1 Delivery of Products: NGST shall place Products in the possession of a common carrier at a time and date reasonably calculated to effect delivery to Buyer on or before the date or dates specified in each Order therefor for delivery to Buyer, FOB NGST’s Plant to the Site specified in Exhibit B. NGST shall place Products in the possession of a common carrier pursuant to the Delivery Date(s) specified in each Order, but no more frequently than once a week. The cost of such shipping shall be borne by Buyer.
     7.2 Protection and Packing of the Products: NGST shall arrange to have all Products suitably packaged in accordance with good commercial practices. Unless otherwise provided, all packing containers used by NGST shall be non-returnable.
     7.3 Risk of Loss and Title: Notwithstanding any provisions for payment of freight or insurance, or the form of shipping documents, or the breach or default by NGST at the time of loss, title and risk of loss for Products shall pass to Buyer on delivery to the carrier at the NGST Plant. Title and risk of loss of Products sent to NGST for adjustment shall remain with Buyer until such are received by NGST. Neither (i) the time, method, place, or medium of payment provided for herein, or any combination of the foregoing, nor (ii) the manner of consignment provided for, whether to, or to the order of, Buyer or its agent, shall in any way limit or modify the rights of NGST as the owner of the Products, to have control over the right to possession of the Products until title thereto passes to Buyer as provided herein.
     7.4 Shipping Documents: After Products have been shipped, NGST shall deliver to Buyer one (1) copy of the packing list. Electronic delivery of the packing list is authorized.
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     7.5 Export of Products: All sales hereunder shall at all times be subject to the export control laws and regulations of the United States and any amendments thereto. Buyer agrees that it shall not make any disposition, by way of transshipment, re-export, diversion or otherwise, except as such laws and regulations may expressly permit, of Products. Further, Buyer agrees that it shall not knowingly sell, transfer, or deliver, directly or indirectly, any part or portion of the Products or related documentation supplied by NGST pursuant to this Agreement to any person or organization in any country where such sale, transfer, or delivery by Buyer would be prohibited by law or regulation now or hereafter in effect which imposes any restrictions on United States trade with foreign countries.
     7.6 Acceptance of Products: A signed air bill or other common carrier documentation indicating receipt by Buyer of the Products constitutes proof of delivery. Buyer will provide NGST with written notice of acceptance of the Products that conform to the applicable Order within ten (10) business days of receipt; provided, however, if Buyer fails to provide NGST with either written notice of acceptance or a formal statement of rejection and the reasons therefore within ten (10) business days of receipt, such Products shall be deemed accepted upon expiration of the ten (10) business day period. Acceptance shall be definitive and final in all cases, absent fraud. Following such acceptance, Buyer’s only remedy for defective Products shall be as provided in Article 8.
ARTICLE 8
Warranty
     8.1 Warranty:
          (a) NGST warrants that title to all Products delivered to Buyer hereunder will be free and clear of all liens, encumbrances, security interests and other restrictions.
          (b) NGST warrants that for a period of 24 months after the Delivery Date all Products sold hereunder (i) are made from new materials and (ii) meets the production circuit screening criteria set forth in the then current and applicable test D-document for that Product, as identified in Exhibit A hereof, at the time on wafer circuit screening occurred. NGST further warrants that (iii) it will only ship Products from wafers which have met a [*] sample visual inspection and contain no less than [*] of its Products passing the requirements of [*] attached hereto as Exhibit D (the “Inspection Criteria”) for the [*] sample. For each Product that fails to satisfy the requirements of (i), (ii) or (iii) above, NGST shall, at its option, either issue a credit to Buyer or replace such Product with a similar Product, in all cases free from defect without charge and with reasonable promptness.
          8.1.1 Return on Shipped Products: Buyer will immediately inspect and record incoming Products subject to the Inspection Criteria. Such recordation shall include quantities of passed and failed Products segregated by part type, and justification for any claimed failures. Buyer will retain said records and any claimed failed Products for a period of three months or until the next scheduled quarterly meeting of the parties, whichever is soonest. Upon discovery of suspected failed product per 8.1, the buyer shall notify seller of the failure and request an RMA to ship the suspected failed product back. NGST shall review and respond within 5 business days either with an RMA number to return the product or a request for further
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

discussion to understand the failure and root cause. Buyer’s records of failed Products will be discussed by the parties and a decision mutually made as to whether each Product is subject to return to NGST under an RMA for replacement or credit.
          8.1.2 RMA Procedure: If it is determined by the parties that a quantity of Products failed the Inspection Criteria, Buyer will request an RMA number from NGST for each part type to be returned. For each Product, NGST shall make all replacements at NGST’s Plant. Buyer will ship RMA Products from its Diamond Springs facility, and NGST shall return replacements for defective Products to Buyer at the place where the defective Product was located when shipped to NGST and will pay for such return shipment. Under no circumstances will NGST compensate Buyer for post-pay field return costs incurred by Buyer in returning defective Products to NGST. All defective Products replaced by NGST as herein provided shall become the property of NGST when the replacement occurs, unless held for analysis by Buyer with NGST’s prior written consent. All Products replaced by NGST shall remain under warranty for the remainder of the warranty period on the Products. The warranty specified in this Section 8.1 does not extend (i) to Products which fail or are damaged due to use or storage by Buyer in a manner or environment not conforming to NGST’s published instructions and specifications in effect at the time such Products are delivered to Buyer; or, (ii) to Products that are modified by Buyer or any person other than NGST. Buyer and NGST agree that circuit screening in accordance with the applicable test D-document is the sole method of determining the presence or absence of a defect affecting electrical performance in individual Products on wafer as warranted in (ii) above.
     8.2 Exclusion: OTHER THAN THE WARRANTY FOR THE PRODUCTS SET FORTH IN SECTION 8.1 HEREOF, NGST DOES NOT MAKE ANY WARRANTY, GUARANTEE OR MAKE ANY REPRESENTATIONS, EITHER EXPRESS OR IMPLIED, INCLUDING MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, WHETHER ARISING BY LAW, CUSTOM, CONDUCT OR USAGE OF TRADE, AND THE RIGHTS AND REMEDIES PROVIDED HEREIN ARE EXCLUSIVE AND IN LIEU OF ANY OTHER RIGHT OR REMEDIES. PRODUCTS USED IN APPLICATIONS FOR WHICH THEY ARE NOT INTENDED AS SET FORTH IN SECTION 2.2 HEREOF, ARE SOLD WITHOUT WARRANTY AND ON AN “AS-IS,” “WITH ALL FAULTS” BASIS.
ARTICLE 9
Delays
     9.1 Force Majeure: No failure or omission on the part of either party to carry out or observe any of the terms or provisions of this Agreement or any Order hereunder (except the payment of money) shall be deemed a breach of this Agreement or such Order if same shall arise or result from force majeure or from any cause reasonably beyond the control of Buyer or NGST, as the case may be, including but without limitation, acts of God, acts (including delay or failure to act) of any governmental authority (de jure or de facto), war (declared or undeclared) riot, revolution, fires, labor disputes, sabotage or epidemics. Should such delay occur, the date or dates of performance by the affected party shall be extended for a period equal to the extent of the delay expected as a result of the force majeure event. The affected party shall give the other party written notice of such delay within five (5) working days after identification of the delay.
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     9.2 NGST Delays: If at any time NGST discovers that it is unable (whether for reasons set out in Section 8 or otherwise) to deliver any Products to Buyer on the scheduled delivery date, NGST shall give Buyer written notice within [*] days of such discovery, which notice shall specify the delivery date on which NGST shall be able to deliver such Products to Buyer. If the delivery date proposed by NGST is more than [*] days after the scheduled delivery date, Buyer shall have the right, without liability, to cancel (in whole or in part) its Order for such Products, by giving NGST notice of cancellation within [*] days of receipt of NGST’s notification of delay. To the extent that there are NGST delays as described herein or NGST resulting delays as described herein, there shall be made equitable adjustments to the purchasing and pricing provisions hereof.
ARTICLE 10
Transfers and Assignments
     10.1 Transfer: Neither party shall, without the consent in writing of the other party, which shall not be unreasonably withheld, assign or transfer this Agreement or the benefits or obligations thereof or any part thereof to any other person other than a subsidiary wholly owned by such party; provided that this shall not affect any right of either party to assign, either absolutely or by way of charge, any moneys due or to become due to it or which may become payable to it under this Agreement; further provided, that no consent shall be necessary to the extent that either party is acquired by merger or other acquisition or either party sells all or substantially all of its assets relating to this Agreement to a third party.
     10.2 Release of Obligations: No assignment or transfer of any right or duty hereunder by either party shall constitute a novation or otherwise release or relieve such party of its obligations hereunder.
ARTICLE 11
Default
     11.1 Event of Default: An Event of Default on the part of either party shall exist under this Agreement if:
          (a) Such party fails to pay the other party any amount required to be paid hereunder when due and payable; or
          (b) Such party fails to perform its purchase or supply obligations (as the case may be hereunder) specified in Section 2.1 during the Term hereof, or otherwise fails to perform any other material obligation required to be performed by it under any provision of this Agreement within [*] days after the time specified or within [*] days after written notice from the other party that such performance has become due; provided, however, Buyer shall have no right to terminate this Agreement for NGST’s default so long as corrective action is being diligently pursued by NGST in a manner that reasonably demonstrates that NGST’s obligations hereunder shall be completed in sufficient time to allow Buyer to reasonably meet its end-use requirements for Products without incurring additional costs or penalties (as reasonably determined by Buyer), and NGST discloses to Buyer in writing such corrective action(s).
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     11.2 Remedies Available for Default: Subject to other provisions hereof which expressly limit the remedies available hereunder, if an Event of Default as defined in Section 10.1 exists on the part of either party, then the other party may terminate this Agreement upon giving written notice of termination and pursue any other remedies available at law or in equity.
ARTICLE 12
Limitation of Liability; Damages
     12.1 Limitation of Liability: NGST’s liability to Buyer on any claim of any kind (excluding bodily injury or death), whether based on contract, warranty, tort (including negligence), strict liability or otherwise, for any loss or damage arising out of, connected with, or resulting from this Agreement or any Order, or from the performance or breach thereof, or from all Products covered by or furnished under this Agreement or any Order hereunder, shall in no case exceed the sum of [*] for a single claim, or [*] in the aggregate for all claims arising during the Term. For the removal of all doubt, a “claim” for these purposes may equate to a single chip causing loss or damage, even where multiple chips are evidencing the same or common cause defect. Buyer’s liability to NGST on any claim of any kind (excluding bodily injury or death), whether based on contract, warranty, tort (including negligence), strict liability or otherwise, for any loss or damage arising out of, connected with, or resulting from this Agreement or any Order, or from the performance or breach thereof, or from all Products covered by or furnished under this Agreement or any Order hereunder, shall in no case exceed the price of the specific individual Product that gives rise to the claim.
     12.2 Damages: In no event shall either party be liable for any special, indirect, incidental or consequential damages, however caused, whether by such party’s sole or concurrent negligence or otherwise, including but not limited to costs and expenses incurred in connection with labor, overhead, transportation, installation, or removal of Products or substitute facilities or supply sources.
ARTICLE 13
Notices
     All notices, requests, consents, and other communications required or permitted to be given under this Agreement must be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, special next day delivery, with written verification of receipt, addressed as follows:

If to NGST:	Northrop Grumman Space Technology
Microelectronics Products & Services (MPS)
One Space Park Drive, D1-1024
Redondo Beach, California 90278
Attention: Contracts
Phone: (310) 812-2789
FAX: (310) 812-7011
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

If to Buyer:	Endwave Corporation
130 Baytech Dr.
San Jose, CA 95134
Attention: James R. Crossen
Phone: (408) 522-3177
Fax: (408) 522-3181
jim.crossen@endwave.com
ARTICLE 14
Contract Change Procedure
     14.1 Changes: Any changes to this Agreement after the Effective Date which relate to: (i) the deletion of Products; (ii) adding additional Products; (iii) changing or modifying Products; or (iv) making other changes which do not materially alter the scope of this Agreement shall be made in accordance with the procedures set forth in this Article 14.
     14.2 Contract Changes: Every [*] during the Term hereof, the parties shall revisit the maximum quantity commitments of the Products. Based on changes in Buyer’s contracts and production forecasts, the parties may, but shall not be obligated to, negotiate changes to the production commitments.
     14.3 Contract Chance Notice: If the parties mutually agree to implement a change request, a standard form Contract Change Notice (“CCN”) shall describe the change. Execution of a CCN by both parties shall constitute a modification hereof and shall be binding on both parties hereto.
     14.4 Exception: Substitutions relative to Products which are purchased items not manufactured by NGST may be made by NGST without the consent of Buyer if such substitutes are of like quality and are available at the same or lower cost to Buyer.
ARTICLE 15
Intellectual Property
     15.1 Proprietary Information: For the purpose of this Agreement:
          (a) “Proprietary Information” shall mean all drawings, documents, ideas, know-how and other information supplied by one party to another (whether disclosed orally, or in documentary form, by demonstration or otherwise) for the purpose of achieving the objectives of this Agreement.
          (b) “Proper Use” shall mean use of the Proprietary Information solely by the recipient for the objectives of this Agreement.
     15.2 Nondisclosure: All Proprietary Information furnished shall remain the property of the disclosing party and shall be treated by the recipient in strict confidence, shall not be used except for Proper Use, shall be disclosed by the recipient only to persons within the recipient’s company (including companies directly or indirectly more than fifty percent (50%) owned or controlled by the recipient) who are directly concerned in the Proper Use, and shall not be
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

disclosed to consultants or by the recipient to any other party without the disclosing party’s prior written consent, except for Proprietary Information that was:
          (a) In the public domain at the time it was disclosed; or
          (b) Known to the recipient without restriction at the time of receipt; or
          (c) Published or becomes available to others without restriction through no act or failure to act on the part of the recipient; or
          (d) Known to the recipient from a source other than the disclosing party without breach of this Agreement by the recipient; or
          (e) Subsequently designated by the disclosing party in writing as no longer proprietary;
          (f) Independently developed by the recipient without reference to the Proprietary Information; or
          (g) Disclosed after [*] years from the date of delivery by the disclosing party to the recipient, which [*] year period shall survive the termination of this Agreement; provided, however, that if Buyer, as a result of an agreement with a customer, requires a longer nondisclosure period, the parties shall agree to such longer nondisclosure periods with regard to Proprietary Information applicable to such customer’s contract.
     If any portion of Proprietary Information falls within any one of these exceptions, the remainder shall continue to be subject to the foregoing prohibitions and restrictions. The recipient of Proprietary Information shall inform its employees of the confidential nature of the Proprietary Information and shall prohibit them from making copies of any of it except where such copies are necessary for the purposes of Proper Use, unless agreed upon by the disclosing party. The recipient of Proprietary Information shall exercise the same degree of care in protecting such Proprietary Information as it takes to preserve and safeguard its own proprietary information, and in no event less than a degree of care a reasonable recipient would use to protect its own proprietary information.
     15.3 Marking: Proprietary Information made available in written form by one party to the other party shall be marked with the legend:
          “ENDWAVE PROPRIETARY INFORMATION”
or -    “NGST PROPRIETARY INFORMATION”
as the case may be, or an equivalent conspicuous legend. No sheet or page of any written material shall be so labeled which is not, in good faith, believed by the disclosing party to contain Proprietary Information. A recipient of Proprietary Information hereunder shall have no obligation with respect to any portion of any written material which is not so labeled or any information received orally unless it is identified as proprietary and a written summary of such oral communication, specifically identifying the items of Proprietary Information, is furnished to the recipient within thirty (30) days of such disclosure.
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     The individuals identified below are the only persons authorized to receive Proprietary Information on behalf of the parties:
For Endwave:  [*]
For NGST:       [*]
     By written notice to the other parties, these representatives may be replaced by another person from the same party.
     15.4 Compensation: The parties shall not be obligated to compensate each other for the transfer of any Proprietary Information under this Agreement and agree that no warranties of any kind are given with respect to such Proprietary Information or any use thereof. No license is hereby granted under any patent, trademark or copyrights with respect to any Proprietary Information.
     15.5 Survival: The obligations of the parties concerning confidentiality set forth in this Article 14 shall survive termination or completion of this Agreement.
     15.6 Ownership of Masksets: NGST shall retain ownership and sole possession of any and all glass plates utilized for photolithographic semiconductor processing of MMIC (as defined in Section 15.7 below) designs (“Masksets”) developed or procured by NGST under this Agreement.
     15.7 Ownership of MIMIC Designs: NGST shall retain sole ownership rights to its solely developed designs for monolithic microwave integrated circuit (“MMIC”) designs. NGST shall also retain sole ownership rights to individual circuit elements, design libraries, design rule manuals, and MIMIC fabrication processes for all MMIC designs. Buyer shall retain sole ownership rights to its solely developed designs for MMICs, including all associated documentation. If any MMIC design work or maskset fabrication was or will be performed by NGST on behalf of Buyer under a separate design and development agreement, the terms of such separate agreement shall determine the parties’ respective rights to such MMIC designs.
ARTICLE 16
Indemnification
     16.1 Indemnification by NGST: In the event any Products to be furnished under this Agreement are not to be made in accordance with drawings, samples, or manufacturing specifications designated by Buyer, but rather are the design of NGST, NGST agrees that it shall, at its own expense and at its option, defend or settle any claim, suit, or proceeding brought against Buyer, based on an allegation that the Products furnished under this Agreement constitute a direct or a contributory infringement of any claim of any patent, mask work, copyright or any other intellectual property right. This obligation shall be effective only if Buyer shall have made all payments then due and if NGST is notified of said allegation promptly in writing and given authority, information, and assistance for the settlement or defense of said claim, suit, or proceedings. NGST shall pay all damages and costs assessed in such suit or proceedings. In the event of a final adjudication by a court of competent jurisdiction that its Products or any part thereof infringes or violates any third party intellectual property right or if the use or sale thereof
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

is enjoined, or if the provisions of any negotiated settlement agreement prohibit the use of the Products, NGST shall at its sole option and its own expense, either:
          (a) Procure for Buyer the right to continue using the Product; or
          (b) Replace the Products with substantially equivalent non-infringing Products; or
          (c) Modify the Products so they become non-infringing but substantially equivalent; or
          (d) To the extent that the options set forth in clauses (a), (b) and (c) above are not reasonably available, terminate the Buyer’s right to use the Product and return to the Buyer and return to the Buyer the price originally paid by Buyer to NGST for the Product.
     The foregoing indemnity does not apply to the following:
          1. Infringement by a combination of Products furnished under this Agreement with other products not furnished hereunder unless NGST is a contributory infringer;
          2. Infringement resulting from changes or modifications made to or from the Products by the Buyer; and
          3. Any settlements of a claim, suit, or proceeding made without NGST’s written consent.
     The foregoing states the entire liability of NGST with respect to infringement or violation of third party intellectual property rights in connection with Products furnished under this Agreement.
     16.2 Indemnification by Buyer: In the event any Products to be furnished under this Agreement are to be made in accordance with drawings, samples, or manufacturing specifications designated by Buyer and are not the design of NGST, Buyer agrees that it shall, at its own expense and at its option, defend or settle any claim, suit, or proceeding brought against NGST, based on an allegation that the Products furnished under this Agreement constitute a direct or a contributory infringement of any claim of any patent, mask work, copyright or any other intellectual property right.
ARTICLE 17
Miscellaneous
     17.1 Headings: The headings and titles to the articles, sections, and paragraphs of this Agreement are inserted for convenience only and shall not be deemed a part hereof or affect the construction or interpretation of any provision hereof.
     17.2 Remedies: Unless otherwise expressly provided herein, the rights and remedies hereunder are in addition to, and not in limitation of, other rights and remedies under the
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Agreement, at law or in equity, and exercise of one right or remedy shall not be deemed a waiver of any other right or remedy.
     17.3 Modification and Waiver: No cancellation, modification, amendment, deletion, addition, or other change in the Agreement or any provision hereof, or waiver of any right or remedy herein provided, shall be effective for any purpose unless specifically set forth in a writing signed by the party to be bound thereby. No waiver of any right or remedy in respect of any occurrence or event on one occasion shall be deemed a waiver of such right or remedy in respect of such occurrence or event on any other occasion.
     17.4 Entire Agreement: This Agreement supersedes all other agreements, oral or written, heretofore made with respect to the subject hereof, and the transactions contemplated hereby and contains the entire agreement of the parties.
     17.5 Severability: Any provision hereof prohibited by or unlawful or unenforceable under any applicable law of any jurisdiction shall as to such jurisdiction be ineffective without affecting any other provision of the Agreement. To the full extent, however, that the provisions of such applicable law may be waived, they are hereby waived, to the end that the Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms.
     17.6 Controlling Law: All questions concerning the validity and operation of this Agreement and the performance of the obligations imposed upon the parties hereunder shall be governed by the laws of the State of California applicable to contracts entered into and wholly to be performed in such jurisdiction.
     17.7 Successors and Assigns: The provisions of this Agreement shall be binding upon and for the benefit of NGST and Buyer and their respective successors and assigns. This provision shall not be deemed to expand or otherwise affect the limitation on assignment and transfers set forth in Article 10 and no party is intended to or shall have any right or interest under this Agreement, except, as provided in Article 10.
     17.8 Counterparts: This Agreement has been executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts together shall constitute but one and the same instrument.
     17.9 Language: If a translation of this Agreement is required or otherwise made, the English version shall be the official version and shall control in the event of differences. All communications relating to this Agreement shall be in English.
     17.10 Negotiated Terms: All terms of this Agreement were negotiated between the parties at arm’s length. The parties agree that in the event a dispute arises in connection with this Agreement, the terms contained in this Agreement shall be given their plain meaning, and that no term shall be construed in favor of one party over the other by virtue of one party having drafted a term in this Agreement.
     17.11 Disputes: All disputes between the parties in connection with or arising out of the existence, validity, construction, performance and termination of this Agreement (or any terms hereof), which the parties are unable to resolve amicably shall be finally settled by binding
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

arbitration, preceded by pre-arbitration mediation if the parties so mutually agree at the time. The arbitration or any pre-arbitration mediation shall be held in Redondo Beach, California, or such other venue as the parties may agree, and administered by the American Arbitration Association under its Commercial Mediation Procedures, or if failing settlement, under its Arbitration Procedures for Large, Complex Commercial Disputes by three arbitrators appointed in accordance with the rules. Subject to Article 12, the arbitrators shall have authority to provide any relief available in law or equity. Judgment on the arbitral award may be entered in any court or tribunal having jurisdiction thereof, Each party shall be responsible for its own attorney fees and costs. Each party shall be responsible for its own attorney fees and court costs.
     In Witness Whereof, the parties have executed this Agreement in English as of the Effective Date.

ENDWAVE CORPORATION
By:	/s/ [*]

NORTHROP GRUMMAN SPACE & MISSION SYSTEMS CORP. Northrop Grumman Space Technology
By:	/s/ [*]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT A
PRODUCTS AND PRICING
1. Products

[*]
APPROVED:

Endwave Corporation	Northrop Grumman Space & Mission Systems Corp., Space Technology

/s/ [*]	/s/ [*]
Date	Date
2. Optional Products. Buyer may elect to purchase additional Products in wafer form at prices and cycle times to be determined by NGST and agreed to by the parties at the time Buyer exercises such option subject to the ordering procedure described in Section 5.1 of the Agreement.
3. Engineering Support. Engineering support for failure analysis, device troubleshooting, test or component characterization, mask layouts, and related support, shall be billed per NGST’s hourly rates then in effect. Material shall be billed as incurred.
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT A-1
PRODUCTS AND PRICING
INTERIM FIXED WAFER PRICING

[*]

APPROVED:		APPROVED:

Endwave Corporation		NGST

/s/ [*]		/s/ [*]
Date		Date
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT B
LIST OF DELIVERABLES, QUANTITY COMMITMENTS,
DELIVERY SCHEDULE AND BUYER SITE
1. Deliverables
During the Term, NGST will supply Buyer with MMICs from either [*] Wafers, to be determined by the parties.
NGST will ensure that all Products delivered to Buyer come from wafers that meet NGST’s PCM specifications and have passed NGST’s commercial wafer-level sample visual screen criteria.
NGST will perform RF test on the wafers, and will dice the wafers and pick the die into waffle packs. Die pick and waffle pack may be performed by qualified vendors on behalf of NGST.
NGST will deliver the Products in waffle packs.
Buyer will be responsible for performing visual inspection of the Products upon receipt, and will bear all costs and yield losses for such tasks.
To minimize re-traying work for NGST, Buyer agrees that NGST may ship Products in either multiples that coincide with particular full tray quantities for each Product, or quantities rounded up or down to reasonably meet both Buyer’s forecast and use any remaining partially filled tray.
2. Quantity Commitments. NGST’s maximum quarterly MMIC quantity during the Term shall not exceed [*] MMICs per quarter.
3. Delivery Schedule. Not to exceed one shipment per week.
4. Buyer Sites

Billing and Notices:	Delivery of Products:	Engineering/Procurement:

Endwave Corporation	Endwave Corporation	Endwave Corporation
130 Baytech Dr.	6425 Capitol Avenue, Bldg 2	130 Baytech Dr.
San Jose, CA 95134	Diamond Springs CA 95619	San Jose, CA 95134
Att: [*]	Att: [*]	Att: [*] (unless otherwise specified in the Order)

Phone: [*]	Phone: [*]	Phone: [*]
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT C
BUFFER INVENTORY
Quantities of Products in the Buffer Inventory described in Article 5 of the Agreement are as follows:
[*]
*NOTE: Die Buffer values will not be established until 3-inch wafer inventory is extinguished. For these parts ‘Buffer Inventory’ shall be the lesser of the number of wafers indicated under ‘Wafer Buffer’ column or NGST’s remaining wafer inventory. NGST shall not build any additional 3-inch wafers.
Estimated Initial buffer Inventory value based on quantities ordered at prices listed in Exhibit A is [*] based on current prices and recent history of quotes under this Agreement.
Replenishment Rate: When Buyer issues a purchase order to pull Products from the Buffer Inventory, nominal refresh time (fab cycle) is [*] weeks.
Pull Rate is within [*] business days.

APPROVED:

Endwave Corporation	NGST

/s/ [*]	/s/ [*]
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT D
[*]
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.